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                                                                     Exhibit 5.1

             [LETTERHEAD SNYDERBURN, RISHOI & SWANN APPEARS HERE]

                                 July 31, 1996

Crawford Equipment & Engineering Company
436 West Landstreet Road
Orlando, Florida 32824

Ladies and Gentlemen:

At your request, we have served as counsel for Crawford Equipment and Engineering company (the "company") in connection with the Registration Statement on Form SB-2 Registration No. 333-56107 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended and the additional Registration Statement on Form SB-2 (the "Abbreviated Registration Statement") filed pursuant to Rule 462(b) under the Act.

We hereby reaffirm the opinion filed as an exhibit to the Registration Statement. We further consent to the use of this opinion in connection with the Abbreviated Registration Statement and to the incorporation by reference of the use of our name in the Registration Statement and in the Prospectus included therein under the caption "Counsel" solely for purposes of this opinion.

                                  Respectfully submitted,


                                  /s/ Snyderburn, Rishoi & Swann